Exhibit 10.2
April 14, 2023

Hangzhou Highlightll Pharmaceutical Co. Ltd. RM 301/302, BLDG 4
Qiantang District Hangzhou, China

Re:    Amendment to Development and License Agreement dated March 21, 2023

Dear Sirs;
We refer to the Development and License Agreement dated March 21, 2023 between Biohaven Therapeutics Ltd. (“Biohaven”) and Hangzhou Highlightll Pharmaceutical Co. Ltd. (“Highlightll”) relating to dual TYK2/JAK1 tyrosine kinase inhibitors (“License Agreement”). Capitalized terms shall have the meanings ascribed to them in the License Agreement unless otherwise defined herein.
Further to recent discussions between Highlightll and Biohaven, the Parties desire that Biohaven take on certain responsibilities regarding the Licensed Compounds. In particular, the Parties desire that:
A)Highlightll will transfer sponsorship of IND-164163 to Biohaven.
B)Highlight will cause its Affiliate, Highlightll Pharmaceutical (USA) LLC (“Highlightll USA”) to assign the Master Services Agreement (“MSA”) between Highlightll USA and Frontage Laboratories, Inc. dated August 31, 2022 to Biohaven, on condition that Highlightll shall be responsible for the performance and financial obligations of Highlight USA under the MSA through the Effective Date of the License Agreement.
C)Biohaven, or one of its Affiliates, will conduct the in vitro micronucleus assay with either the centromere labeling by immunofluorescent antikinetochore (CREST) staining or with the fluorescence in situ hybridization (FISH) technique as requested by the FDA in the Continue Partial Clinical Hold Letter dated March 22, 2023.
D)Biohaven, or one of its Affiliates, will prepare protocols or amendments (“Protocol”) for SAD and MAD studies of TLL-041 for submission to the FDA.
E)Biohaven, or one of its Affiliates, will conduct the SAD and MAD portions of the Phase 1 clinical study according to the Protocol upon receipt of the FDA’s letter that Biohaven may proceed with the initiation of the SAD and MAD portions of the Phase 1 clinical study.
In addition, we propose to amend the License Agreement as follows.
Section 3.1.1(i) of the License Agreement is deleted and replaced with the following:
(i)Biohaven shall be responsible for conducting the single ascending dose (“SAD”) and multiple ascending dose (“MAD”) portions of the Phase 1 study in the United States under IND-164163 taking into account reasonable suggestions by Highlightll regarding the design and conduct of the study.

215 Church Street, New Haven, CT 06510 | Phone: 203-404-0410 | www.biohavenpharma.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 4.1 of the License Agreement is deleted and replaced with the following:
4.1Upfront Payment. Within [***] of execution of this Agreement by the Parties, Biohaven shall place ten million US Dollars (USD$10,000,000) in an escrow account. Such escrow account shall provide that within [***] after the later of Highlightll providing; (i) [***], and (ii) [***]; such ten million US Dollars (USD$10,000,000) shall be released to Highlightll. Upon release to Highlightll, such ten million US Dollars (USD$10,000,000) will be non-refundable and non- creditable. [***].

Section 4.2 of the License Agreement is deleted and replaced with the following:
4.2Equity. Biohaven shall cause its Affiliate, Biohaven Ltd., to issue to Highlightll or its designated Affiliate, within [***] after the later of Highlightll providing; (i) [***], and (ii) [***]; a number of Biohaven Ltd.’s common shares (“BHVN Shares”) no par value per share (the “License Shares”), determined by dividing (i) ten million US Dollars (USD $10,000,000), by (ii) the volume weighted average price of BHVN Shares for the ten (10) trading day period (the “10-Day VWAP”) ending on the last trading day prior to the Effective Date on the New York Stock Exchange, as determined by S&P Capital IQ or another financial data service provider reasonably selected by Biohaven, rounded up to the nearest whole share. The issuance of the BHVN Shares to Highlightll shall be governed by a private placement agreement between Biohaven Ltd. and Highlightll pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”).
Please indicate your agreement to the foregoing by countersigning this letter below, effective as of the date of this letter.

/s/ Chris Liang	/s/ Matthew Buten
Hangzhou Highlightll Pharmaceutical Co. Ltd.	Biohaven Therapeutics Ltd.
By: Chris Liang, Ph.D	By: Matthew Buten
Title: Chief Executive Officer	Title: Chief Financial Officer

P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands | Phone: 203-404-0410 |www.biohavenpharma.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.